Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective December 10, 2018 (the “Close Date”), Lumentum Holdings Inc. (“Lumentum” or the “Company”) acquired all the outstanding common stock of Oclaro, Inc. (“Oclaro”), a provider of optical components and modules for the long-haul, metro and data center markets. Pursuant to the merger agreement, Prota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lumentum (“Merger Sub”), merged with and into Oclaro, with Oclaro surviving the merger. The Company paid each holder of Oclaro common stock $5.60 in cash and 0.0636 of Lumentum common stock, par value $0.001 per share (collectively, the “Merger Consideration”). The acquisition was funded through the issuance of Lumentum common stock, new debt, and cash balances of the combined company.
An unaudited pro forma condensed combined consolidated balance sheet is not presented since the acquisition is already reflected in Form 10-Q for the period ended December 29, 2018, filed with the United States Securities and Exchange Commission (the "SEC").
The unaudited pro forma condensed combined consolidated statements of operations for the fiscal year ended June 30, 2018 and the fiscal six months ended December 29, 2018 give effect to the merger as if it had occurred on July 2, 2017, the first day of Lumentum’s fiscal 2018, and combines the historical results of Lumentum and Oclaro. The unaudited pro forma condensed combined consolidated statement of operations for the fiscal year ended June 30, 2018 combines the audited consolidated statement of operations of Lumentum for the fiscal year ended June 30, 2018, with Oclaro’s audited consolidated statement of operations for the fiscal year ended June 30, 2018. The unaudited pro forma condensed combined consolidated statement of operations for the fiscal six months ended December 29, 2018, combines the unaudited condensed consolidated statement of operations of Lumentum for the fiscal six months ended December 29, 2018, with Oclaro’s unaudited condensed consolidated statement of operations for the year-to-date period ended on December 10, 2018.
The historical consolidated statements of operations have been adjusted in the unaudited pro forma condensed combined consolidated statements of operations to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined company’s results.
The unaudited pro forma condensed combined consolidated statements of operations presented are for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the merger had been completed on the dates set forth above, nor is it indicative of future results. The unaudited pro forma condensed combined consolidated statements of operations do not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the merger or potential divestitures that may occur prior to, or subsequent to, completion of the merger or any acquisition and integration costs that may be incurred. The pro forma adjustments, which Lumentum believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined consolidated statements of operations. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined consolidated statements of operations.
The unaudited pro forma condensed combined consolidated statements of operations should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined consolidated statements of operations;

•	Lumentum’s Current Report on Form 8-K filed on December 10, 2018 with the SEC, including exhibits thereto, which describes the Oclaro acquisition;

•
the separate audited consolidated financial statements of Lumentum as of and for the fiscal year ended June 30, 2018 and the related notes, included in Lumentum’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

•
the unaudited condensed consolidated financial statements of Lumentum as of and for the fiscal six months ended December 29, 2018, and the related notes, included in Lumentum’s Quarterly Report on Form 10-Q for the period ended December 29, 2018;

•
the separate audited consolidated financial statements of Oclaro as of and for the fiscal year ended June 30, 2018, and the related notes, filed as Exhibit 99.1 to Lumentum's Current Report on Form 8-K/A on which these financial statements are filed as an exhibit; and

•
the separate unaudited condensed consolidated financial statements of Oclaro as of and for the three months ended September 29, 2018, and the related notes, filed as Exhibit 99.2 to Lumentum’s Current Report on Form 8-K/A on which these financial statements are filed as an exhibit.

Exhibit 99.3

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
For the year ended June 30, 2018
(in millions, except per share amounts)

	Historical		Reclassification Adjustments (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
	Lumentum	Oclaro
Net revenue	$1,247.7	$543.2	$—	$—		$1,790.9
Cost of sales	812.4	340.3	4.2	1.8	4(a)	1,158.7
Amortization of acquired intangibles	3.2	—	—	42.7	4(b)	45.9
Gross profit	432.1	202.9	(4.2)	(44.5)		586.3
Operating expenses:
Research and development	156.8	64.5	(1.9)	0.7	4(c)	220.1
Selling, general and administrative	128.2	64.4	(0.7)	11.5	4(d)	203.4
Amortization of other intangible assets	—	0.7	—	(0.7)	4(e)	—
Loss on disposal of property and equipment	—	1.6	(1.6)	—		—
Restructuring and related charges	7.2	4.4	—	—		11.6
Total operating expenses	292.2	135.6	(4.2)	11.5		435.1
Income from operations	139.9	67.3	—	(56.0)		151.2
Unrealized loss on derivative liability	(0.8)	—	—	—		(0.8)
Interest and other income (expense), net	(9.7)	0.9	6.6	(25.5)	4(g)	(27.7)
Gain on foreign currency transactions, net	—	3.3	(3.3)	—		—
Other income, net	—	3.3	(3.3)	—		—
Income before income taxes	129.4	74.8	—	(81.5)		122.7
Provision for (benefit from) income taxes	(118.7)	12.3	—	(22.7)	4(h)	(129.1)
Net income	$248.1	$62.5	$—	$(58.8)		$251.8
Cumulative dividends on Series A Preferred Stock	(0.9)	—	—	—		(0.9)
Earnings allocated to Series A Preferred Stock	(5.7)	—	—	0.8	4(i)	(4.9)
Net income attributable to common stockholders	$241.5	$62.5	$—	$(58.0)		$246.0

Net income per share attributable to common stockholders (Note 4(j))
Basic	$3.88					$3.35
Diluted	$3.82					$3.29

Shares used in per share calculation attributable to common stockholders (Note 4(j))
Basic	62.3					73.5
Diluted	63.3					74.8

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations.

Exhibit 99.3

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
For the six months ended December 29, 2018
(in millions, except per share amounts)

	Historical		Reclassification Adjustments (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
	Lumentum	Oclaro
Net revenue	$727.8	$214.0	$—	$—		$941.8
Cost of sales	471.8	143.3	2.1	(6.1)	4(a)	611.1
Amortization of acquired intangibles	5.2	—	—	17.7	4(b)	22.9
Gross profit	250.8	70.7	(2.1)	(11.6)		307.8
Operating expenses:
Research and development	77.4	27.6	(0.7)	(0.2)	4(c)	104.1
Selling, general and administrative	95.7	61.4	(0.6)	(47.0)	4(d)	109.5
Amortization of other intangible assets	—	0.1	—	(0.1)	4(e)	—
Loss on disposal of property and equipment	—	0.8	(0.8)	—		—
Restructuring and related charges	9.1	1.8	—	(5.7)	4(f)	5.2
Total operating expenses	182.2	91.7	(2.1)	(53.0)		218.8
Income (loss) from operations	68.6	(21.0)	—	41.4		89.0
Unrealized gain on derivative liability	8.8	—	—	—		8.8
Interest and other income (expense), net	(7.1)	0.2	3.6	(11.3)	4(g)	(14.6)
Gain on foreign currency transactions, net	—	0.6	(0.6)	—		—
Other income, net	—	3.0	(3.0)	—		—
Income (loss) before income taxes	70.3	(17.2)	—	30.1		83.2
Provision for income taxes	6.6	4.5	—	6.3	4(h)	17.4
Net income (loss)	$63.7	$(21.7)	$—	$23.8		$65.8
Cumulative dividends on Series A Preferred Stock	(0.3)	—	—	—		(0.3)
Earnings allocated to Series A Preferred Stock	(1.2)	—	—	0.3	4(i)	(0.9)
Net income (loss) attributable to common stockholders	$62.2	$(21.7)	$—	$24.1		$64.6

Net income (loss) per share attributable to common stockholders (Note 4(j))
Basic	$0.96					$0.86
Diluted	$0.82					$0.74

Shares used in per share calculation attributable to common stockholders (Note 4(j))
Basic	65.0					75.2
Diluted	66.6					76.9

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations.

Exhibit 99.3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

1.Description of the Merger

On March 11, 2018, Lumentum and Oclaro entered into the merger agreement. Pursuant to the merger agreement, Prota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lumentum (“Merger Sub”), merged with and into Oclaro, with Oclaro surviving the merger. The merger was completed on December 10, 2018. The Company paid each holder of Oclaro outstanding common stock, par value $0.01 per share, $5.60 in cash (the “Cash Consideration”) and 0.0636 of Lumentum common stock, par value $0.001 per share (the “Stock Consideration”). The acquisition was funded through the issuance of Lumentum common stock, new debt, and cash balances of the combined company.

Effective December 10, 2018, pursuant to the merger agreement:

(A)
Each Oclaro restricted stock unit award (“Oclaro RSU”) that did not become vested at the close of the transaction was converted into a Lumentum restricted stock unit award (a “Lumentum RSU”) with similar terms and conditions, including vesting, that were applicable to such Oclaro RSU, at a ratio of one Oclaro share to 0.1933 shares of Lumentum common stock. The 0.1933 ratio was determined based on the sum of (i) the 0.0636 shares of common stock received by Oclaro common stockholders for every one share of Oclaro common stock, plus (ii) the $5.60 per share received by Oclaro common stockholders, divided by $43.189 (Lumentum’s average closing price for the 10 trading days ended on December 4, 2018, the third trading day prior to the Close Date).

(B)
Each Oclaro stock option (“Oclaro Option”), whether vested or unvested, was converted into a Lumentum stock option (“Lumentum Option”) with similar terms and conditions, including vesting, that were applicable to such Oclaro Option, except that (i) the number of shares subject to the Lumentum Option equals the number of Oclaro shares subject to such Oclaro Option multiplied by 0.1933 and (ii) the exercise price of the Lumentum Option equals the exercise price per share of the Oclaro Option divided by 0.1933. Any Oclaro Option that was held by non-employees was cancelled and converted into the right to receive the Merger Consideration for each net option share covered by such Oclaro Option, subject to applicable withholding taxes.

(C)
In addition, each Oclaro restricted stock award (“Oclaro Restricted Stock Award”) and Oclaro RSU that became vested with the close of the transaction was converted into the right to receive the Merger Consideration. Each Oclaro stock appreciation right (“Oclaro SAR”) was cancelled and converted into the right to receive a cash amount equal to the product of (i) the number of Oclaro shares subject to the Oclaro SAR multiplied by (ii) the positive difference of (A) the cash equivalent value of the Merger Consideration less (B) the strike price of the Oclaro SAR, subject to applicable withholding taxes.

Pursuant to the merger agreement, prior to December 10, 2018, Oclaro obtained the resignation of certain individuals serving as a director or officer of (or comparable position with) Oclaro and its subsidiaries.

2.Basis of Presentation
The unaudited pro forma condensed combined consolidated statements of operations and related notes are prepared in accordance with Article 11 of Regulation S-X and present the consolidated statements of operations of Lumentum and Oclaro adjusted to give effect to events that are: (1) directly attributable to the merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The significant one-time expenses directly attributable to the Oclaro acquisition such as restructuring and stock-based compensation expense related to the change in control clause, the purchase accounting effect of inventories acquired, transaction-related costs and backlog amortization have not been adjusted to the unaudited pro forma condensed combined consolidated statements of operations as these costs are non-recurring in nature.
The unaudited pro forma condensed combined consolidated statements of operations presented are for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the merger had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined consolidated statements of operations do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, the costs to integrate the operations of Lumentum and Oclaro or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Exhibit 99.3

3.Accounting Policies and Reclassification Adjustments
The accounting policies used in the preparation of these unaudited pro forma condensed combined consolidated statements of operations are those set out in Lumentum’s consolidated statements of operations for the fiscal year ended June 30, 2018 and for the six months ended December 29, 2018.
Certain reclassification adjustments have been made to the unaudited pro forma condensed combined consolidated statements of operations to conform Oclaro’s historical consolidated statements of operations to Lumentum’s consolidated statements of operations presentation for the fiscal year ended June 30, 2018 and for the fiscal six months ended December 29, 2018.
4.Pro Forma Adjustments for Condensed Combined Statements of Operations

Adjustments included in the “Pro Forma Adjustments” column in the accompanying unaudited pro forma condensed combined consolidated statements of operations for the fiscal year ended June 30, 2018 and the six months ended December 29, 2018, are as follows:

(a)	Reflects the adjustments to cost of sales as a result of the merger:

	(in millions)
	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Incremental stock-based compensation expense (1)	$0.4	$0.2
Elimination of Oclaro’s historical depreciation of property and equipment	(23.8)	(13.6)
Depreciation after fair value adjustments (2)	24.4	10.9
Amortization of fair value adjustment for leases (3)	0.8	0.4
Elimination of restructuring and stock-based compensation day one expense (4)	—	(1.9)
Elimination of acquired inventory adjustment (5)	—	(1.3)
Elimination of pre-existing relationship(6)	—	(0.8)
Net adjustment to cost of sales	$1.8	$(6.1)

(1)	Incremental stock-based compensation for equity awards that were replaced

(2)
Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of sales, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired.

(3)	The amortization of the fair value adjustment of acquired leases.

(4)	Elimination of the restructuring and stock-based compensation day one expense that was incurred by the combined company after December 10, 2018.

(5)	Elimination of the inventory fair value step-up adjustment incurred by the combined company after December 10, 2018.

(6)	Elimination of pre-existing relationship.

(b) Reflects the adjustments to amortization of intangible assets as a result of the merger:

	(in millions)
	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Amortization of acquired intangibles (1)	$42.7	$21.3
Elimination of amortization recorded post acquisition	—	(3.6)
Net adjustment to amortization of acquired technologies	$42.7	$17.7

Exhibit 99.3

(1) The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. The above adjustment represents the amounts allocated to cost of sales based on the nature of the activities associated with the intangible assets acquired.

(c) Reflects the adjustments to research and development expenses as a result of the merger:

	(in millions)
	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Incremental stock-based compensation expense (1)	$0.6	$0.2
Elimination of Oclaro’s historical depreciation of property and equipment	(3.4)	(2.0)
Depreciation after fair value adjustments (2)	3.4	1.5
Amortization of fair value adjustment for leases (3)	0.1	0.1
Net adjustment to research & development expense	$0.7	$(0.2)

(1) Incremental stock-based compensation for equity awards that are being replaced.

(2) Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of sales, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired.

(3) The amortization of the fair value adjustment of acquired leases.

(d) Reflects the adjustments to selling, general and administrative expenses as a result of the merger:

	(in millions)
	Pro Forma For the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Elimination of amortization recorded post acquisition	$—	$(0.8)
Elimination of Oclaro’s historical depreciation of property and equipment	(1.5)	(0.9)
Incremental stock-based compensation expense (1)	1.4	0.6
Depreciation after fair value adjustment (2)	1.5	0.7
Amortization of acquired intangibles (3)	19.1	12.4
Elimination of transaction costs incurred	(9.1)	(45.7)
Amortization of fair value adjustment for leases (4)	0.1	—
Elimination of restructuring and stock-based compensation expense (5)	—	(13.3)
Net adjustment to selling, general and administrative	$11.5	$(47.0)

(1)	Incremental stock-based compensation for equity awards that are being replaced.

(2)
Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of sales, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired.

(3) The net amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. The amount reflects net intangible asset amortization allocated to selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired.

Exhibit 99.3

(4)	The amortization of the fair value adjustment of acquired leases.

(5)	Elimination of the restructuring and stock-based compensation day one expense that was incurred by the combined company after December 10, 2018.

(e)
Reflects the elimination of Oclaro historical amortization of other intangible assets. The net amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated between amortization of acquired technologies and selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired.

(f)	Reflects the adjustments to restructuring and related charges as a result of the merger:

	(in millions)
	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Elimination of restructuring and stock-based compensation expense (1)	$—	$(5.7)
Net adjustment to restructuring and related charges	$—	$(5.7)

(1) Elimination of the restructuring and stock-based compensation day one expenses that were incurred by the combined company after December 10, 2018.

(g)	Reflects the expense related to the New Debt Financing and amortization of debt discount and issuance costs related to the merger:

	(in millions)
	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Interest expense on New Debt Financing (1) (2)	$(24.3)	$(12.1)
Amortization of debt discount and issuance costs	(1.2)	(0.6)
Elimination of New Debt Financing interest expense incurred (3)	—	1.4
Pro forma adjustment to interest expense	$(25.5)	$(11.3)

(1)
The interest expense adjustments included in the unaudited pro forma condensed combined consolidated statements of operations reflects the interest expense on the New Debt Financing using effective Eurodollar rate plus applicable margin of 2.5% (translates into stated interest rate of 4.89% per annum as of the date of the transaction), excluding amortization of debt discount and issuance costs

(2)
A sensitivity analysis on interest expense for the fiscal year ended June 30, 2018, and fiscal six months ended December 29, 2018, has been performed to assess the effect of a change of 12.5 basis points of the hypothetical interest would have been on the New Debt Financing. Refer to the following table for the sensitivity analysis:

	(in millions)
Interest expense assuming:	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December29, 2018
Increase of 0.125%	$0.6	$0.3
Decrease of 0.125%	(0.6)	(0.3)

(3)	Elimination of New Debt Financing interest expense incurred by the combined company after December 10, 2018.

(h) Represents the income tax effect of the pro forma adjustments related to the merger calculated using the statutory tax rate of 21.0% for the fiscal six months ended December 29, 2018, and 28% for the fiscal year ended June 30, 2018, respectively. Management believes the statutory tax rates provide a reasonable basis for the pro forma adjustments, however, the effective tax rate for Lumentum could be significantly different depending on the mix of activities. Additionally, the

Exhibit 99.3

income tax effects of the U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Act") are presented as recorded by the separate companies and have not been determined on a combined basis.

(i)	Reflects the pro forma adjustment to earnings allocated to Series A Preferred Stock.

(j)	Reflects the pro forma earnings per share ("EPS") computation:

	(in millions, except per share data)
	Pro Forma for the Year Ended June 30, 2018	Pro Forma for the Six Months Ended December 29, 2018
Numerator for basic earnings per share calculation:
Pro forma income attributable to Lumentum	$251.8	$65.8
Less: Cumulative dividends on Series A Preferred Stock	(0.9)	(0.3)
Less: Earnings allocated to Series A Preferred Stock	(4.9)	(0.9)
Pro forma income (loss) attributable to Lumentum common shareholders (for Basic EPS)	246.0	$64.6

Denominator for basic earnings per share calculation:
Pro forma basic weighted average shares:
Historical Lumentum weighted average shares outstanding	62.3	63.7
Issuance of shares to Oclaro common stockholders	10.9	10.9
Issuance for equity awards	0.1	0.1
Replacement awards vesting	0.2	0.5
Pro forma weighted average shares (basic)	73.5	75.2

Numerator for diluted earnings per share calculation:
Pro forma income attributable to Lumentum	$246.0	$64.6
Add: Cumulative dividends on Series A Preferred Stock	—	0.3
Add: Earnings allocated to Series A Preferred Stock	—	0.9
Less: Unrealized gain on derivative liability	—	(8.8)
Pro forma net income attributable to Lumentum (for Diluted EPS) (1) (2)	$246.0	$57.0

Denominator for diluted earnings per share calculation:
Pro forma diluted weighted average shares:
Proforma weighted average shares (basic)	73.5	75.2
Effect of dilutive securities from Lumentum stock-based benefit plans	1.0	0.6
Impact of treasury stock method of replacement awards	0.3	0.1
Convertible preferred stock	—	1.0
Pro forma weighted average shares (diluted)	74.8	76.9

Pro forma earnings per share:
Basic	$3.35	$0.86
Diluted	$3.29	$0.74

(1)	For year ended June 30, 2018, our diluted earnings per share attributable to common stockholders is calculated using the treasury method because it is more dilutive than if-converted method.

(2)
For the six months ended December 29, 2018, our diluted earnings per share attributable to common stockholders is calculated using the if-converted method because it is more dilutive than the treasury stock method.